UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 30, 2019

Commission File Number: 0-29923

CUI Global, Inc.

(Exact Name of registrant as specified in Its Charter)

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20050 SW 112th Avenue, Tualatin, Oregon	97062
(Address of Principal Executive Offices)	(Zip Code)

(503) 612-2300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	CUI	Nasdaq Capital Market

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2019, CUI Global, Inc. (“CUI Parent”) and its subsidiary, CUI, Inc. ("CUI" and with CUI Parent, the "Sellers") entered into an asset purchase agreement (the “Purchase Agreement”) with Back Porch International, Inc. (the “Purchaser”). The Purchase Agreement is more fully described in Item 2.01 below.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 30, 2019, CUI Global, Inc. ("the Company") entered into an asset sale agreement by and among, CUI, Inc.("Seller"), a wholly owned subsidiary of the Company ("Parent"), and Back Porch International, Inc. ("Buyer"). Pursuant to the terms of the asset sale agreement, the Seller and Parent agreed to sell and assign to the management-led group, Back Porch International, Inc., the rights and obligations of Seller and Parent to the assets constituting the non-power supply electromechanical components product group of Seller and Parent effective the close of business September 30, 2019 for $15 million (the "Purchase Consideration"). The Purchase Consideration consists of approximately $4.7 million in cash at closing, assumption of debt of the CUI Parent in the approximate amount of $5.3 million, and a 5-year earn out based upon a multiple of EBITDA of the Business above $3.5 million, guaranteed to be a total of $5 million (fair value of $3.3 million at September 30, 2019). In addition to the assets purchased, the Buyer shall assume and agree to pay, perform and discharge certain liabilities agreed to by the Buyer and Seller ("Assumed Liabilities") including scheduled accounts payable and vendor purchase orders at the closing of the Disposition, with the Sellers generally remaining obligated for remaining pre-closing liabilities other than the assumed liabilities (the “Excluded Liabilities”). The Sellers retain their power supply components product lines and their internet domain names and trademarks.

The Purchase Agreement contains customary representations and warranties made by the Sellers and the Purchaser. The Purchase Agreement also contains certain post-closing covenants, including the covenants by Sellers, along with their affiliates, to not engage in a business that is competitive with the Business for a period of five years after the closing of the Disposition, subject to certain exceptions, and to not solicit employees of the Business for a period of five years after the closing of the Disposition, subject to certain exceptions. The Purchase Agreement provides that Sellers will indemnify the Purchaser, and the Purchaser will indemnify the Sellers, for breaches of representations, warranties and covenants, and for certain other matters, including the indemnification by Sellers for Excluded Liabilities.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2. to this Current Report on Form 8-K and is incorporated herein by reference. The Purchase Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Sellers or the Purchaser or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Sellers or the Purchaser or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters and (iii) they may be modified in important part by the underlying disclosure schedule.

Section 8 - Other Events

Item 8.01 Other Events

The Company received aggregate net proceeds from the disposition of $13.3 million, consisting of $4.7 million of cash, the assumption by the buyer of a $5.3 million note payable and a guaranteed earn out of $5.0 million (fair value of $3.3 million at September 30, 2019) to be paid in installments over five years. The cash proceeds of the sale were used to partially pay down the Company's line of credit.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(b)

The unaudited pro forma consolidated financial information of the Company and related press release giving effect to the disposition, and the related notes thereto, have been derived from its historical consolidated financial statements and are attached hereto as Exhibit 99.1 and 99.2

Exhibit No.	Description
99.1	Unaudited pro forma consolidated financial information.
99.2	Press Release

(d)	The asset purchase agreement referenced in this filing is attached hereto as exhibit 2.

Exhibit No.	Description
2.1	Asset purchase agreement between and among CUI, Inc., CUI Global, Inc. and Back Porch International, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signed and submitted this 2nd day of October 2019.

CUI Global, Inc.

By:	/s/ Daniel N. Ford
Daniel N. Ford
Chief Financial Officer